Exhibit 10.21

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (this “Amendment”) is entered into as of the 27th day of September, 2002, by and between CRANBERRY 200 VENTURE, L.P., a Pennsylvania limited partnership, having its principal office at Suite 1410, USX Tower, Pittsburgh, PA 15219 (hereinafter called “Lessor”) and NOMOS CORPORATION, a Delaware Corporation whose principle office is 2591 Wexford Bayne Road, Sewickley, PA. (hereinafter called “Lessee”).

WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement, dated August 22, 2002 (the “Lease”), pursuant to which Lessee leases from Lessor 33,214 square feet of space in 200 Cranberry Business Park, situate 200 West Kensinger Drive, Cranberry Township, Butler County, Pennsylvania, as more particularly described in the Lease (the “Building”).

WHEREAS, Lessor and Lessee desire to amend certain provisions of the Lease to expand Lessee’s facility.

NOW, THEREFORE, in consideration of the covenants set forth in the Lease, and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                       Section 2 shall be amended, in pertinent part, to increase the size of the Premises from 33,214 square feet to 34,859 square feet designated as suite number 100 (the “Revised Premises”), as further detailed on Exhibit A-2 Revision 1, attached hereto and made part hereof.

2.                                       Section 4(a) shall be amended, in pertinent part, to provide for the increase monthly base rent pursuant to the following schedule:

Period	Annual Base Rent Per SF	Monthly Base Rent

January 1, 2003 – February 28, 2003	$0.00 per square foot	$0
March 1, 2003 – August 31, 2005	$13.35 per square foot	$38,780.64
September 1, 2005 – February 28, 2008	$14.00 per square foot	$40,668.83
March 1, 2008 – February 28, 2013	$15.00 per square foot	$43,573.75

3.                                       Section 4 (c) shall be amended, in pertinent part, to increase the security deposit from thirty-six thousand nine hundred-fifty and 57/100 dollars ($36,950.57) to thirty-eight thousand seven hundred-eighty and 64/100 dollars ($38,780.64).

4.                                       The last sentence of the first paragraph in Section 6 (b) of the Lease is hereby amended and restated in its entirety as follows:

Notwithstanding anything contained in this Section 6 (b) to the contrary, Lessee’s total costs for Taxes and Operating Expense payments for the calendar year 2003 shall not exceed the aggregate of ninety-six thousand, nine hundred, ninety-five and 15/100 dollars ($96,995.12).

5.                                       The second paragraph of Section 6 (b) is hereby amended and restated in its entirety as follows:

Until further notice from Lessor, Lessee’s monthly installment on account of its Tax and Operating Expense Payment for the calendar year in which the term of this Lease commences is estimated to be three thousand, six hundred, thiry-one and 14/100 dollars ($3,631.14) for taxes and five thousand, six hundred, six and 49/100 ($5,606.49) for Operating Expenses.

6.                                       Section 6 (c) of the Lease is hereby amended and restated its entirety as follows:

“Lessee’s proportionate share” shall mean the ratio of Lessee’s rental area (34,859 SF) to the total amount of rentable area available in the Building (53,650 SF), whether occupied or not, and such percentage as of the date of execution of this Amendment is sixty-four and 97/100 percent (64.97%).

7.                                       Section 39 of the Lease is hereby amended to provide for the adjusted termination fee based on Exhibit F, Revision 1, attached hereto and made a part hereof..

8.                                       Section 40 of the Lease shall be amended of reflect a revised Exhibit A-4, Revision 1, attached hereto and made a part hereof.

9.                                       Section 2 of Exhibit B-Work Letter is amended to add an allowance for the Revised Premises as follows:

Lessor will provide Lessee an additional allowance for $46,060.00 to construct Tenant Improvements in its Revised Premises. In the event the allowance of $46,060.00 is not used in its entirety, Lessee may credit such remaining unused allowance against Lessee’s obligation to reimburse Lessor $61,715.00 for Lessee’s contribution for the work identified on Exhibit I to Exhibit B - Work Letter.

10.                                 Except as specifically amended by this Amendment, the terms and conditions of the Lease shall remain in full force and affect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have set their hands and seals as of the date first above written.

LESSOR: CRANBERRY 200 VENTURE, L.P.
By its General Partner, CBP 200, L.P.
By its General Partner, CBP 200, Inc.
ATTEST:

/s/ [ILLEGIBLE]	By:	/s/ Richard Donley
Richard Donley
President

ATTEST:	LESSEE: NOMOS Corporation

/s/ [ILLEGIBLE]	By:	/s/ David J Haffner

	Title:	CFO